UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported October 7, 2004)


                              PHARMAFRONTIERS CORP.
                              ---------------------
              (Exact name of registrant as specified in its charter)


                                      TEXAS
                                      -----
                  (State or other jurisdiction of incorporation)


           000-25513                                   760333165
           ---------                                   ---------
    (Commission File Number)             (I.R.S. Employer Identification No.)


                    18205 Burkhardt Rd., Tomball Texas, 77377
                    -----------------------------------------
           (Address of principal executive offices, including zip code)


                                 (281) 272-9331
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 7, 2004, PharmaFrontiers Corp., a Texas corporation (the "Company") entered into an Agreement and Plan of Reorganization ("Merger Agreement"). Pursuant to the Merger Agreement, the Company's wholly owned subsidiary, Pharma Acquisition Corp., a Delaware corporation, will merge (the "Merger") with and into Opexa Pharmaceuticals, Inc., a Delaware corporation ("Opexa"). Following the consummation of the Merger, Opexa will be the surviving corporation in the Merger and a wholly owned subsidiary of the Company.

     The shareholders of Opexa will be issued 2.5 million shares of the Company's common stock in exchange for all of the outstanding shares of capital stock of Opexa as of the closing of the Merger. Prior to the closing, each Opexa option shall be either accelerated and exercised or terminated and each Opexa warrant shall be terminated.

     Upon the closing of the merger, assuming no issuance by the Company of any of its shares of common stock from the date hereof until closing, the Company will have 9,866,838 shares outstanding of which shareholders of Opexa will own approximately 25%.

     Concurrently with the execution of the Merger Agreement and as a condition and inducement to Company's willingness to enter into this Merger Agreement, certain shareholders owning in excess of 50% of Opexa common stock entered into voting agreements with the Company to (i) approve the Merger Agreement and the Merger, (ii) vote in favor of any matter that could reasonably be expected to facilitate the Merger, and (iii) vote against any acquisition proposal.

     The Merger Agreement also provides that the shares of Company common stock issued to Opexa will be subject to a three-year contractual restriction precluding transfer, assignment, disposition, hypothecation, engaging in short sales or any hedging activity as follows: for a period of one year from the execution of the Merger Agreement, no shares can be transferred; thereafter, during each subsequent three month period, each Opexa holder can transfer an amount equal to one-eighth of the shares of Company common stock issued to such Opexa holder hereunder.

     The Company agreed to loan Opexa up to $200,000 for working capital purposes on the date of the Merger Agreement, which note shall mature at the earlier of closing or termination and shall be secured by all of Opexa's assets, except its intellectual property.

     The Company and certain Opexa shareholders entered into a one-year escrow agreement where certain Opexa shareholders agreed to escrow a total of 250,000 shares of Company common stock to be used to satisfy Opexa's indemnification obligation as described in the Merger Agreement.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBIT

     (c)  Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
-----------  -------------------------
   2.1       Agreement and Plan of Reorganization among PharmaFrontiers Corp., Pharma
             Acquisition Corp., and Opexa Pharmaceuticals, Inc. dated as of October 7, 2004 (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         PHARMAFRONTIERS CORP.


                         By:  /s/ David McWilliams
                         -------------------------
                         David McWilliams, Chief Executive Officer


DATE:  October 7, 2004

                                           EXHIBIT INDEX


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
-----------  -------------------------
   2.1       Agreement and Plan of Reorganization among PharmaFrontiers Corp., Pharma
             Acquisition Corp., and Opexa Pharmaceuticals, Inc. dated as of October 7, 2004.